Exhibit 4.12
Form 10-K 2001, Amendment No. 1
Headway Corporate Resources, Inc.
File No. 1-16025


                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                       HEADWAY CORPORATE RESOURCES, INC.,

                                       AND

                  EACH OF THE PURCHASERS REFERRED TO HEREIN












                           Dated as of April 17, 2002


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                          REGISTRATION RIGHTS AGREEMENT


     REGISTRATION RIGHTS AGREEMENT, dated as of April 17, 2002, (the "Agreement") by and among FSC CORPORATION (an affiliate and designee of FLEET NATIONAL BANK), TRANSAMERICA BUSINESS CAPITAL CORPORATION, CITIZENS BANK OF MASSACHUSETTS, WACHOVIA BANK, NATIONAL ASSOCIATION, and BANK OF AMERICA, N.A., and each of its transferees, successors and assigns (collectively the "Purchasers") and HEADWAY CORPORATE RESOURCES, INC., a Delaware corporation (the "Company").

     WHEREAS, pursuant to that certain Credit Agreement dated as of March 19, 1998, by and among the Purchaser and certain other parties thereto (collectively, the "Lenders") and the Company (the "Original Credit Agreement"), the Lenders extended the credit facilities to the Company set forth in the Original Credit Agreement;

     WHEREAS, in order to induce the Lenders to amend and restate the Original Credit Agreement and enter into the Amended and Restated Credit Agreement (as hereinafter defined), the Company desires to issue the Warrants (as hereinafter defined) and provide for the registration of the Common Stock of the Company issuable on the exchange, exercise or conversion of the Warrants.

     NOW, THEREFORE, in consideration on the foregoing premises and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     SECTION 1.1. Definitions. The following terms shall have the meanings ascribed to them below:

     "Amended and Restated Credit Agreement" means that certain Amended and Restated Credit Agreement dated as of April 17, 2002 by and among the Company, Agent and the Lenders.

     "Business Day" means any day other than a day on which banks are authorized or required to be closed in the State of New York.

     "Commission" means the United States Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

     "Common Stock" means the common stock, par value $.0001 per share, of Headway Corporate Resources, Inc., as it may exist from time to time.

     "Demand  Registration"  means a Demand  Registration  as defined in Section
2.1.

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     "Exchange  Act" means the Securities  Exchange Act of 1934, as amended,  or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Event of Default" means an Event of Default as defined in the Amended and Restated Credit Agreement.

     "Holder" means any person who now holds or shall hereafter acquire and hold Registrable Securities.

     "Person" means any  individual,  corporation,  partnership,  joint venture,
association,   joint-stock  company,  trust,   unincorporated   organization  or
government or other agency or political subdivision thereof.

     "Piggy-Back  Registration"  means a Piggy-Back  Registration  as defined in
Section 2.2.

     "Prospectus" means the prospectus included in any Registration Statement (including without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the securities covered by such Registration Statement, and all other amendments and supplements to the prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.

     "Records" means the records of the Company as set forth in Section 3.1.

     "Registrable Securities" means the shares of Common Stock issued or issuable upon exercise of the Warrants, until (i) a Registration Statement covering such shares of Common Stock has been declared effective by the Commission and such shares of Common Stock have been disposed of pursuant to such effective Registration Statement, or (ii) such shares of Common Stock are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or
(iii) such shares of Common Stock have been otherwise transferred and the Company has delivered a new certificate or other evidence of ownership for such Common Stock not bearing a restrictive legend and not subject to any stop transfer or similar restrictive order and all of such Common Stock may be resold by the person receiving such certificate without complying with the registration requirements of the Securities Act.

     "Registration Statement" means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

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

     "Required Holders" means the Holders of a majority of the Registrable Securities.

     "Securities Act" means the Securities Act of 1933 or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     "Selling Holder" means a Holder who is selling Registrable Securities pursuant to a Registration Statement under the Securities Act.

     "Selling Holders Counsel" means the counsel selected to represent the Selling Holders as set forth in Section 3.1

     "Target Effective Date" means the date a Registration Statement is required to be declared effective by the Commission as set forth in Section 3.1.

     "Target Effective Period" means the period a Registration Statement is required to be effective as set forth in Section 2.1.

     "Target Filing Date" means the date a Registration Statement is required to be filed with the Commission as set forth in Section 3.1.

     "Underwriter" means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer's market-making activities.

     "Warrant" means any warrant issued pursuant to a Common Stock Purchase Warrant dated as of April __, 2002 by and among the Company and each of the Purchasers.


ARTICLE II.
                               REGISTRATION RIGHTS

     SECTION 2.1. Demand Registration.

     (a) Request for Registration. From time to time any Holder or Holders may make written requests (individually, a "Request") on the Company for the registration of the offer and sale of the Registrable Securities under the Securities Act (such registration being hereinafter referred to as a "Demand Registration"). The Company shall not effect a Demand Registration unless the Request is made by Holders who, alone or together with other Holders making the Request, hold in the aggregate not less than 35% of the outstanding Registrable Securities. Subject to the penultimate sentence of Section 2.1(b), the Company shall have no obligation to effect more than four Demand Registrations. Any Request will specify the number of Registrable Securities proposed to be sold and the intended method(s) of disposition thereof and shall also state the firm intent of the Holder to offer Registrable Securities for sale. The Company shall give written notice of such Request within 10 days after the receipt thereof to all other Holders. Within 20 days after receipt of such notice by any such Holder, such Holder may request in writing that all or any portion of its Registrable Securities be included in such Registration Statement and the

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Company shall include in the Registration Statement for such Demand Registration the Registrable Securities of all Holders that requested to be so included. Each such request by such other Holders shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of disposition thereof and shall also state the firm intent of the Holder to offer Registrable Securities for sale.

     (b) Effective Registration. A registration will not be deemed to have been effected as a Demand Registration unless the Registration Statement relating thereto has been declared effective by the Commission and the Company has complied in all material respects with its obligations under this Agreement with respect thereto; provided that if, after the Registration Statement has become effective, the offering and/or sale of Registrable Securities pursuant to such Registration Statement is or becomes the subject of any stop order, injunction or other order or requirement of the Commission or any other governmental or administrative agency, or if any court or other governmental or quasi-governmental agency prevents or otherwise limits the offer and/or sale of the Registrable Securities pursuant to the Registration Statement, other than in each case primarily as a result of acts or omissions of the Holder or any agent thereof, such registration will be deemed not to have been effected. If (i) a registration requested pursuant to this Section 2.1 is deemed not to have been effected or (ii) the Registration Statement relating to a Demand Registration requested pursuant to this Section 2.1 does not remain effective for a period of at least 270 consecutive days beyond the effective date thereof or, with respect to an underwritten offering of Registrable Securities, until 45 days after the commencement of the distribution by the Holders of the Registrable Securities included in such Registration Statement (such periods being referred to herein as the "Target Effective Periods"), then the Company shall continue to be obligated to effect such Registration pursuant to this Section 2.1. The Holders shall be permitted to withdraw all or any part of the Registrable Securities from a Registration Statement at any time prior to the effective date of such Demand Registration Statement; provided that in the event of such withdrawal, such Holders shall be responsible for the fees and expenses referred to in
Section 3.3(viii) hereof incurred by such Holders with respect to such Demand Registration prior to such withdrawal.

     (c) Selection of Underwriter. If the Required Holders participating in a Demand Registration so elect, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. The Holders making such Demand Registration shall select, subject to the approval of the Company, which approval will not be unreasonably withheld, one or more nationally recognized firms of investment bankers to act as the lead managing Underwriter or Underwriters in connection with such offering and shall select any additional investment bankers and managers to be used in connection with the offering.

     SECTION 2.2. Piggy-Back Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act with respect to an offering by the Company for its own account or for the account of any of its respective security holders (other than (x) a Registration Statement on Form S-8 (or any substitute form that may be adopted by the Commission), (y) a Registration Statement on Form S-4 (or any substitute form that may be adopted by the Commission); provided that such Registration Statement on Form S-4 does

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

not include any securities other than the securities to be issued by the Company in connection with a transaction that is referenced in clauses (1) through (3) of the General Instructions A.1. of Form S-4 (as such General Instructions are currently in effect), or (z) a Registration Statement pursuant to a Demand Registration pursuant to Section 2.1), then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than 30 days before the anticipated filing date), and such notice shall offer such Holders the opportunity to register such number of Registrable Securities as each such Holder may request (which request shall specify the Registrable Securities intended to be disposed of by such Holder and the intended method(s) of distribution thereof and shall also state the firm intent of the Holder to offer Registrable Securities for sale) (a "Piggy-Back Registration"). The Company shall use all reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration to be included on the same terms and conditions as any similar securities of the Company or any other security holder included therein and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method of distribution thereof. Any Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Registration Statement pursuant to this Section 2.2 by giving written notice to the Company of its request to withdraw, provided that in the event of such withdrawal (other than pursuant to Section 2.3(c) hereof), such Holder shall be responsible for the fees and expenses referred to in Section 3.3(viii) hereof incurred by such Holder prior to such withdrawal relating to such Registration Statement. The Company may withdraw a Piggy-Back Registration at any time prior to the time it becomes effective.

     No registration effected under this Section 2.2, and no failure to effect a registration under this Section 2.2, shall relieve the Company of its obligation to effect a registration upon the request of Holders pursuant to Section 2.1, and no failure to effect a registration under this Section 2.2 and to complete the sale of Registrable Securities in connection therewith shall relieve the Company of any other obligation under this Agreement (including, without limitation, the Company's obligations under Sections 3.2 and 4.1).

     SECTION 2.3. Reduction of Offering.

     (a) Demand Registration. The Company may include in a Demand Registration pursuant to Section 2.1 securities of the same class as the Registrable Securities for the account of the Company and any other Persons who hold securities of the same class as the Registrable Securities on the same terms and conditions as the Registrable Securities to be included therein; provided, however, that (i) if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.1 have informed the Company in writing that it is their opinion that the total number of Registrable Securities, and securities of the same class as the Registrable Securities which Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then the number of shares to be offered for the account of the Company and for the account of all such other Persons (other than the Holders) participating in such registration shall be reduced or limited pro rata in proportion to the respective number of shares requested to be registered to the extent necessary to reduce the total number of shares requested to be included in such offering to the number of shares, if

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any, recommended by such managing  Underwriter or Underwriters,  and (ii) if the offering is not underwritten, no other Person, including the Company, shall be permitted to offer securities under any such Demand Registration unless the Required Holders participating in the offering consent to the inclusion of such shares therein.

     (b) Piggy-Back Registration. (i) Notwithstanding anything contained herein, if the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 have informed, in writing, the Holders requesting inclusion in such offering that it is their opinion that the total number of shares which the Company, Holders and any other Persons holding securities of the same class as the Registrable Securities desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, then, the Company will include in such registration (x) first, the shares offered by the holders of securities who demanded such registration ("Demand Holders"), if any, (y) then, if additional shares may be included in such registration without materially and adversely affecting the success of such offering, all the shares the Company offered for its own account, if any, and (z) then, if additional shares may be included in such registration without materially and adversely affecting the success of such offering, the number of shares offered by the Holders and such other holders of securities of the same class as the Registrable Securities whose piggy-back registration rights may not be reduced without violating their contractual rights (provided such contractual rights were in existence prior to the date of this Agreement), on a pro rata basis in proportion to the relative number of Registrable Securities of the holders (including the Holders) participating in such registration.

          (ii) If the managing Underwriter or Underwriters of any underwritten offering described in Section 2.2 notify the Holders requesting inclusion in such offering that the kind of securities that the Holders, the Company and any other Persons desiring to participate in such registration intend to include in such offering is such as to materially and adversely affect the success of such offering, (x) the Registrable Securities to be included in such offering shall be reduced as described in clause (i) above or (y) if such reduction would, in the judgment of the managing Underwriter or Underwriters, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

     (c) If, as a result of the proration provisions of this Section 2.3, any Holder shall not be entitled to include all Registrable Securities in a Demand Registration or Piggy-Back Registration that such Holder has requested to be included, such Holder may elect to withdraw his request to include Registrable Securities in such registration; provided, however that if a Holder withdraws his request pursuant to this Paragraph 2.3(c) such Holder shall not be responsible for the fees and expenses referred to in Section 3.3(viii) hereof.

     SECTION 2.4. Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Required Holders, enter into any other agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 2.2 or 2.3(b) hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such

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registration  only to the extent that the inclusion of its  securities  will not reduce the amount of the Registrable Securities of the Holders which is included or (b) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of the dates set forth in subsection 3.1(a).

                                  ARTICLE III.
                             REGISTRATION PROCEDURES

     SECTION 3.1. Filings; Information. Whenever the Company is required to effect or cause the registration of the offer and sale of Registrable Securities pursuant to Section 2.1 or 2.2 hereof, the Company will use its best efforts to effect the registration of the offer and the sale of such Registrable Securities in accordance with the intended method(s) of disposition thereof as quickly as practicable, and in connection with any such request:

     (a) The Company promptly will prepare and file with the Commission a Registration Statement with respect to the offer and sale of such securities and use its best efforts to cause such Registration Statement to become and remain effective until the completion of the distribution contemplated thereby; provided, however, the Company shall not be required to keep such Registration Statement effective for more than 270 days (or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold, but not prior to the expiration of the applicable period referred to in Section 4(3) of the Securities Act and Rule 174 thereunder, if applicable); provided, further, that with respect to a Demand Registration, the Company shall file with the Commission a Registration Statement as soon as is practicable after the date of the Request and in any event no later than 60 days after the date of the Request for the Demand Registration (the "Target Filing Date") and shall cause such Registration Statement to be declared effective as soon as is practicable after the date of filing and in any event no later than 120 days after the date of such Request (the "Target Effective Date"); provided, further however, that with respect to a Request for Demand Registration made prior to the first anniversary of the date hereof, other than with respect to a Request for Demand Registration made subsequent to an Event of Default, the Company shall not be obligated to cause such Registration Statement to be declared effective prior to the first anniversary of the date hereof.

     (b) The Company promptly will prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for as long as such registration is required to remain effective pursuant to the terms hereof; cause the Prospectus to be supplemented by any required Prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Registrable Securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Selling Holders set forth in such Registration Statement or supplement to the Prospectus.

     (c) The Company, at least ten (10) Business Days prior to filing a Registration Statement or at least five (5) Business Days prior to filing a Prospectus or any amendment or supplement to such Registration Statement or Prospectus, will furnish to (i) each Selling Holder, (ii) not more than one

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counsel  representing all Selling Holders  ("Selling  Holders  Counsel"),  to be
selected by a majority-in-interest of such Selling Holders, and (iii) each Underwriter, if any, of the Registrable Securities covered by such Registration Statement copies of such Registration Statement as proposed to be filed, together with exhibits thereto, which documents will be subject to review and approval by each of the foregoing within five (5) Business Days after delivery (except that such review and approval of any Prospectus or any amendment or supplement to such Registration Statement or Prospectus must be within three (3) Business Days after delivery), and thereafter, furnish to such Selling Holders, Selling Holders Counsel and Underwriters, if any, such number of conformed copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents or information as such Selling Holders, Selling Holders Counsel or Underwriters may reasonably request in order to facilitate the disposition of the Registrable Securities (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by each Selling Holder and the Underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto).

     (d) The Company promptly will notify each Selling Holder of (and in any event within 24 hours of the receipt of) any stop order issued or threatened by the Commission and take all reasonable actions required to prevent the entry of such stop order or to remove it at the earliest possible moment if entered.

     (e) On or prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify such Registrable Securities under such other securities or "blue sky" laws of such jurisdictions as any Selling Holder, Selling Holders Counsel or Underwriter requests and do any and all other acts and things which may be necessary or advisable to enable such Selling Holder to consummate the disposition in such jurisdictions of such Registrable Securities owned by such Selling Holder; use its best efforts to keep each such registration or qualification (or exemption therefrom) effective during the period which the Registration Statement is required to be kept effective; and use its best efforts to do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the applicable Registration Statement; provided that the Company will not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (e), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

     (f) The Company will notify each Selling Holder, Selling Holders Counsel and any Underwriter promptly (and in any event within 24 hours) and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission or any other federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information to be included in any Registration Statement or Prospectus or otherwise, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation or threatening of any proceedings for that purpose, (iv) of the issuance by any state

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securities  commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws or the initiation of any proceedings for that purpose, and (v) of the happening of any event which makes any statement made in a Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated by reference therein untrue or which requires the making of any changes in such Registration Statement, Prospectus or documents so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements in the Registration Statement and Prospectus not misleading in light of the circumstances in which they were made; and, as promptly as practicable thereafter, prepare and file with the Commission and furnish a supplement or amendment to such Prospectus so that, as thereafter deliverable to the buyers of such Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (g) The Company will make generally available an earnings statement satisfying the provisions of Section 11(a) of the Securities Act no later than 90 days after the end of the 12-month period beginning with the first day of the Company's first fiscal quarter commencing after the effective date of a Registration Statement, which earnings statement shall cover said 12-month period, and which requirement will be deemed to be satisfied if the Company timely files complete and accurate information on Forms 10-Q, 10-K and 8-K under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and otherwise complies with Rule 158 under the Securities Act.

     (h) If requested by the managing Underwriter or Underwriters, Selling Holders Counsel, or any Selling Holder, the Company will, unless otherwise advised by counsel, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing Underwriter or
Underwriters requests, or Selling Holders Counsel requests, to be included therein, including, without limitation, with respect to the Registrable Securities being sold by such Selling Holder to such Underwriter or
Underwriters, the purchase price being paid therefor by such Underwriter or Underwriters and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering, and promptly make all required filings of such Prospectus supplement or post-effective amendment.

     (i) The Company will enter into customary agreements reasonably satisfactory to the Company (including, if applicable, an underwriting agreement in customary form and which is reasonably satisfactory to the Company) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities (the Selling Holders, at their option, may require that any or all of the representations, warranties and covenants of the Company to or for the benefit of such Underwriters also be made to and for the benefit of such Selling Holders).

     (j) The Company will make available to each Selling Holder (and will deliver to their counsel) and each Underwriter, if any, subject to restrictions imposed by the United States federal government or any agency or instrumentality thereof, copies of all correspondence between the Commission and the Company, its counsel or auditors and will also make available for inspection at reasonable times at the Company's offices by any Selling Holder of such
Registrable Securities, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any such Selling Holder or Underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement.

     (k) In connection with an underwritten offering, the Company will participate, to the extent reasonably requested by the managing Underwriter or Underwriters for the offering or the Selling Holders, in reasonable and customary efforts to sell the securities under the offering, including, without limitation, participating in "road shows."

     (l) The Company, during the period when the Prospectus is required to be delivered under the Securities Act, promptly will file all documents required to be filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     (m) The Company, if requested by Selling Holders, shall cause its outside legal counsel to deliver an opinion relating to the Registrable Securities, in customary form to such Selling Holders and any Underwriter therefor, cause its officers to execute and deliver all customary documents and certificates requested by any Underwriters of the Registrable Securities, and cause its independent public accountants to provide to such Selling Holders and any Underwriters therefor one or more comfort letters in customary form.

     The Company may require each Selling Holder to promptly furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration including, without limitation, all such information as may be requested by the Commission or the National Association of Securities Dealers, Inc.

     Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.1(f) hereof, such Selling Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Selling Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.1(f) hereof, and, if so directed by the Company, such Selling Holder will deliver to the Company all copies, other than permanent file copies then in such Selling Holder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Registration Statement shall be maintained effective (including the period referred to in Section 3.1(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.1(f) hereof to the date when the Company shall make available to the Selling Holders covered by such Registration Statement a Prospectus supplemented or amended to conform with the requirements of Section 3.1(f) hereof.

     SECTION 3.2. Liquidated Damages. If the Registration Statement with respect to a Demand Registration is not filed on or before the Target Filing Date, the Company shall pay liquidated damages to each Selling Holder in an amount equal to $.10 per 100 Registrable Securities per week beginning on the Target Filing Date. If the Registration Statement with respect to a Demand Registration is filed but has not become effective on or before the Target Effective Date, the Company shall pay liquidated damages to each Selling Holder in an amount equal to $.10 per 100 Registrable Securities per week beginning on the Target Effective Date. The weekly liquidated damages associated with a late filing or a late declaration of effectiveness shall increase by an amount equal to $.05 per 100 Registrable Securities 90 days after the Target Filing Date or the Target Effective Date, as the case may be, and shall thereafter increase by an amount equal to $.05 per 100 Registrable Securities at the end of each subsequent 90 day period for so long as the Registration Statement with respect to a Demand Registration is not filed or declared effective, as the case may be. If a stop order is imposed or if for any other reason the effectiveness of the Registration Statement with respect to a Demand Registration is suspended for a period in excess of 10 consecutive days during the Target Effective Period, then the Company shall pay liquidated damages to each Holder of Registrable Securities in an amount equal to $.10 per 100 Registrable Securities per week beginning on the day that is 10 consecutive days after the imposition of such stop order or other suspension of effectiveness. The weekly liquidated damages associated with a suspension of the effectiveness of the Registration Statement with respect to a Demand Registration shall increase by an amount equal to $.05 per 100 Registrable Securities 90 days after the stop order was imposed or the Registration Statement with respect to a Demand Registration was otherwise suspended, and shall thereafter increase by an amount equal to $.05 per 100 Registrable Securities at the end of each subsequent 90 day period for so long as the effectiveness remains suspended. Liquidated damages shall be deemed to commence accruing on the day in which the event triggering such liquidated damages occurs (the "Trigger Date").

     The Company shall pay the liquidated damages due with respect to the Registrable Securities as additional amounts to the Selling Holders quarterly on the first day of each Fiscal Quarter (as defined in the Amended and Restated Credit Agreement), in Federal or other immediately available funds. Liquidated damages not previously paid, if any, shall be payable on each such dividend payment date, and the liquidated damages shall be paid to the record holders of Registrable Securities (as of the record date with respect to each applicable dividend payment date) entitled to receive such liquidated damages.

     The  liquidated  damages to be paid to  Selling  Holders  pursuant  to this
Section 3.2 shall cease to accrue, (i) with respect to the liquidated damages for failure to file on or prior to the Target Filing Date, on the day the Registration Statement is filed, (ii) with respect to the liquidated damages for failure to have the Registration Statement declared effective on or prior to the Target Effective Date, on the day after the Registration Statement is declared effective, or (iii) with respect to the liquidated damages for the suspension of effectiveness, on the day after the reinstatement of effectiveness of the Registration Statement.

     SECTION 3.3. Registration Expenses. The Company shall pay all expenses incident to the Company's performance of or compliance with this Agreement including, without limitation: (i) all registration and filing fees, (ii) the fees and expenses of compliance with securities or blue sky laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) the Company's internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (v) the fees and expenses incurred in connection with the listing or quotation, as appropriate, of the Registrable Securities, (vi) the fees and disbursements of counsel for the Company and the fees and expenses for independent certified public accountants retained by the Company (including the expenses of any special audit or cold comfort letters), (vii) the fees and expenses of any special experts retained by the Company in connection with such registration, and (viii) the fees and expenses of Selling Holders Counsel. The Company shall have no obligation to pay any underwriting fees, discounts or commissions attributable to the sale of Registrable Securities and any of the expenses incurred by Selling Holders which are not payable by the Company, such costs to be borne by the Selling Holder or Selling Holders.

                                  ARTICLE IV.
                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. Indemnification by the Company. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its partners, officers, directors, employees, advisors and agents, and each Person, if any, who controls such Selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees and agents of such controlling Person (collectively, the "Controlling Persons"), from and against any loss, claim, damage, liability, attorneys' fees, cost or expense and costs and expenses of investigating and defending any such claim (collectively, the "Damages") and any action in respect thereof to which such Selling Holder, its partners, officers, directors, employees, advisors and agents, and any such Controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Damages (or proceedings in respect thereof) arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus or any preliminary Prospectus, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based upon information furnished in writing to the Company by a Selling Holder expressly for use therein, and shall reimburse each Selling Holder, its partners, officers, directors, employees, advisors and agents, and each such Controlling Person for any legal and other expenses reasonably incurred by that Selling Holder, its partners, officers, directors, employees, advisors and agents, or any such Controlling Person in investigating or defending or preparing to defend against any such Damages or proceedings; provided, however, that the Company shall not be liable to any Selling Holder or other indemnitee to the extent that any such Damages arise out of or are based upon an untrue statement or omission made in any preliminary Prospectus if (i) such Selling Holder failed to send or deliver a copy of the final Prospectus with or prior to the delivery of written confirmation of the sale by such Selling Holder to the Person asserting the claim from which such Damages arise in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Securities Act, and (ii) the final Prospectus would have corrected such untrue statement or such omission, where such failure to deliver the Prospectus was not a result of non-compliance by the Company under Section 3.1(f) of this Agreement. The Company also agrees to indemnify any Underwriters of the Registrable Securities, their officers and directors and each Person who controls such Underwriters on substantially the same basis as that of the indemnification of the Selling Holders provided in this Section 4.1.

     SECTION 4.2. Indemnification by Selling Holders. Each Selling Holder agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors, employees, advisors and agents and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, together with the partners, officers, directors, employees, advisors and agents of such controlling Person, to the same extent as the foregoing indemnity from the Company to such Selling Holder, but only with reference to information related to such Selling Holder, or its plan of distribution, furnished in writing by such Selling Holder expressly for use in any Registration Statement or Prospectus, or any amendment or supplement thereto, or any preliminary Prospectus; provided, however, that such Selling Holder shall not be liable in any such case to the extent that prior to the filing of any such Registration Statement or Prospectus or amendment or supplement thereto, such Selling Holder has furnished in writing to the Company information expressly for use in such Registration Statement or Prospectus or any amendment or supplement thereto which corrected or made not misleading information previously furnished to the Company. In no event shall the liability of any Selling Holder be greater in amount than the dollar amount of the proceeds received by such Selling Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. In case any action or proceeding shall be brought against the Company or its officers, directors, employees, advisors or agents or any such controlling Person or its officers, directors, employees or agents, in respect of which indemnity may be sought against such Selling Holder, such Selling Holder shall have the rights and duties given to the Company, and the Company or its officers, directors, employees or agents, or such controlling Person, or its officers, directors, employees, advisors or agents, shall have the rights and duties given to such Selling Holder, by the preceding paragraph.

     SECTION 4.3. Conduct of Indemnification Proceedings. Promptly after receipt by any person in respect of which indemnity may be sought pursuant to Section
4.1 or 4.2 (an "Indemnified Party") of notice of any claim or the commencement of any action, the Indemnified Party shall, if a claim in respect thereof is to be made against the Person against whom such indemnity may be sought (an "Indemnifying Party"), notify the Indemnifying Party in writing of the claim or the commencement of such action; provided that the failure to notify the Indemnifying Party shall not relieve it from any liability which it may have to an Indemnified Party otherwise than under Section 4.1 or 4.2 except to the extent of any actual prejudice resulting therefrom. If any such claim or action shall be brought against an Indemnified Party, and it shall notify the Indemnifying Party thereof, the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that the Indemnified Party shall have the right to employ separate counsel to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, but the fees and expenses of such counsel shall be for the account of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or
(ii) in the opinion of counsel to such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest between them, it being understood, however, that the Indemnifying Party shall not, in connection with any one such claim or action or separate but substantially similar or related claims or actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for all Indemnified Parties. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding. Whether or not the defense of any claim or action is assumed by the Indemnifying Party, such Indemnifying Party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld.

     SECTION  4.4.  Contribution.  If the  indemnification  provided for in this
Article 4 is unavailable to the Indemnified Parties in respect of any Damages referred to herein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Selling Holders on the other from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company on the one hand and the Selling Holders on the other in connection with the statements or omissions which resulted in such Damages, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of each Selling Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Selling Holders agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 4.4, no Selling Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities of such Selling Holder were offered to the public exceeds the amount of any damages which such Selling Holder has otherwise paid by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Selling Holder's obligations to contribute pursuant to this Section 4.4 is several in the proportion that the proceeds of the offering received by such Selling Holder bears to the total proceeds of the offering received by all the Selling Holders and not joint.

                                   ARTICLE V.
                                  MISCELLANEOUS

     SECTION 5.1. Participation in Underwritten Registrations. No Person may participate in any underwritten registration hereunder unless such Person (a) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements, and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and these registration rights.

     SECTION 5.2. Rule 144. The Company agrees and will use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information as long as necessary to permit sales under Rule 144 under the Securities Act) and that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     SECTION 5.3. Amendment and Modification. Any provision of this Agreement may be waived, provided that such waiver is set forth in a writing executed by the party against whom the enforcement of such waiver is sought. This Agreement may not be amended, modified or supplemented other than by a written instrument signed by the Required Holders; provided, however, that without the consent of all the Holders, no amendment or modification which materially and adversely affects the ability of such Holders to have the offer and sale of securities registered hereunder may be effected. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement.

     SECTION 5.4. Successors and Assigns; Third Party Beneficiaries; Entire Agreement. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto, each subsequent Holder and their respective successors and assigns and executors, administrators and heirs.
Holders are intended third party beneficiaries of this Agreement and this Agreement may be enforced by such Holders. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

     SECTION 5.5. Headings. Subject headings are included for convenience only and shall not affect the interpretation of any provisions of this Agreement.

     SECTION 5.6. Notices. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service if personally served or sent by telecopy, on the business day after notice is delivered to a courier or mailed by express mail if sent by courier delivery service or express mail for next day delivery and on the third day after mailing if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

            If to the Company to:

                  Headway Corporate Resources, Inc.
                  317 Madison Avenue, 3rd Floor
                  New York, New York  10017
                  Attention: Ms. Philicia G. Levinson, Senior Vice President and Chief Financial Officer
                  Telephone:  (212) 672-6661
                  Telefacsimile:    (212) 672-6699

                  with copies to:

                  Salans Hertzfeld Heilbronn Christy & Viener
                  Rockefeller Center
                  620 Fifth Avenue
                  New York, New York 10020-2457
                  Attention: Richard B. Salomon, Esq.
                  Telephone: (212) 632-5500
                  Telefacsimile: (212) 632-5555

                  and:

                  Weil, Gotshal & Manges LLP
                  767 Fifth Avenue
                  New York, NY  10153-0119
                  Attn: Ted Waksman, Esq.
                  Telephone: (212) 310-8000
                  Telefacsimile: (212) 310-8007


            If to a Holder, to the Holder at the most current address given by such Holder to the Company in writing, and to:

                  Bank of America, N.A.
                  Bank of America Agency Services
                  901 Main St.
                  Dallas, Texas 75202-3714
                  Attention: Diana Lopez
                  Telephone: (214) 209-2138
                  Telefacsimile:    (214) 209-2515

                  with copies to:

                  Banc of America Strategic Solutions, Inc.
                  1101 Wootton Parkway
                  Third Floor
                  Rockville, Maryland 20852-1059
                  Attention: Michael Heredia
                  Telephone: (301) 517-3234
                  Telefacsimile: (301) 517-3236

                  and:

                  O'Melveny & Myers LLP
                  153 East 53rd Street, 54th Floor
                  New York, New York  10022-4611
                  Attention: Sandeep Qusba and David Kitchen
                  Telephone: (212) 326-2117
                  Telefacsimile: (213) 326-2061

     SECTION 5.7. Governing Law; Forum; Process. This Agreement shall be construed in accordance with, and governed by, the laws of the State of New York as applied to contracts made and to be performed entirely in the State of New
York without regard to principles of conflicts of law. Each of the parties hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any court of the State of New York or any federal court sitting in the State of New York for purposes of any suit, action or other proceeding arising out of this Agreement (and agrees not to commence any action, suit or proceedings relating hereto except in such courts). Each of the parties hereto

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

agrees that service of any process, summons, notice or document by U.S. registered mail at its address set forth herein shall be effective service of process for any action, suit or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement, which is brought by or against it, in the courts of the State of New York or any federal court sitting in the State of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     SECTION 5.8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement.

     SECTION 5.9. Severability. In the event that any one or more of the immaterial provisions contained in this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the same shall not affect any other provision of this Agreement, but this Agreement shall be construed in a manner which, as nearly as possible, reflects the original intent of the parties.

     SECTION 5.10. No Prejudice. The terms of this Agreement shall not be construed in favor of or against any party on account of its participation in the preparation hereof.

     SECTION 5.11. Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

     SECTION 5.12. Remedy for Breach. The Company hereby acknowledges that in the event of any breach or threatened breach by the Company of any of the provisions of this Agreement, the Holder would have no adequate remedy at law and could suffer substantial and irreparable damage. Accordingly, the Company hereby agrees that, in such event, the Holder shall be entitled, without the necessity of proving damages or posting bond, and notwithstanding any election by any Holder to claim damages, to obtain a temporary and/or permanent injunction, without proving a breach therefor, to restrain any such breach or threatened breach or to obtain specific performance of any such provisions, all without prejudice to any and all other remedies which any Holder may have at law or in equity.

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



     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    COMPANY
                                    HEADWAY CORPORATE RESOURCES, INC.

                                     By: /s/

                              PURCHASERS
                              BANK OF AMERICA, N.A.



                              By:   /s/
                              Lending Office:
                                    Banc of America Strategic Solutions, Inc.
                                    1101 Wootton Parkway
                                    Third Floor
                                    Rockville, Maryland 20852-1059
                                    Attention: Michael Heredia
                                    Telephone: (301) 517-3234
                                    Telefacsimile: (301) 517-3236

                              FSC CORPORATION (an affiliate and designee of FLEET NATIONAL BANK)


                              By:   /s/
                              Lending Office:
                                    FSC Corporation
                                    Managed Assets Division
                                    777 Main Street
                                    Mailcode CTEH40221A
                                    Hartford, Connecticut 06115
                                    Attention: G. Christopher Miller
                                    Telephone: (860) 986-1563
                                    Telefacimile: (860) 986-2435

                              CITIZENS BANK OF MASSACHUSETTS


                              By: /s/
                              Lending Office:
                                    Citizens Bank of Massachusetts
                                    28 State Street, 15th Floor
                                    Boston, Massachusetts 02109
                                    Attention:  Steve Petrarca
                                    Telephone:  (617) 994-7139
                                    Telefacsimile:  (617) 263-0439


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


                              TRANSAMERICA BUSINESS CAPITAL CORPORATION


                              By: /s/
                              Lending Office:
                                    Transamerica Business Capital Corporation
                                    8750 W. Bryn Mawr, Suite 720
                                    Chicago, Illinois 60631
                                    Attention:  Ari Kaplan
                                    Telephone:  (773) 864-3978
                                    Telefacsimile: (773) 380-6179

                              WACHOVIA BANK, NATIONAL ASSOCIATION


                              By: /s/
                              Lending Office:
                                    301 South College Street, CP-6
                                    Charlotte, North Carolina 28288-0760
                                    Attention:  Joel Thomas
                                    Telephone:  (704) 383-4281
                                    Telefacsimile: (704) 383-6249


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